Exhibit 10.1

LICENSE AGREEMENT

This License Agreement (“Agreement”), effective on September 11, 2018, is by and between Pherin Pharmaceuticals, Inc., a California corporation with offices at 1014 Barbara Avenue, Mountain View, CA 94040 (“LICENSOR”), and VistaGen Therapeutics, Inc., a Nevada corporation with offices at 343 Allerton Avenue, South San Francisco, California 94080 (“LICENSEE”).

WHEREAS, LICENSOR has developed an intranasal synthetic neuroactive steroid product for the treatment of social anxiety disorder, referred to by LICENSOR as PH94B; and

WHEREAS, LICENSEE wishes to license rights to that product from LICENSOR on an exclusive worldwide basis; and

WHEREAS, LICENSOR and LICENSEE (each separately as a “Party” and collectively as the “Parties”) desire to enter into this Agreement to set forth the licensing terms for that product.

NOW THEREFORE, intending to be legally bound, the Parties agree as follows:

Article 1.                           DEFINITIONS

1.1          "Affiliate(s)" means all corporations or business entities which, directly or indirectly, are controlled by, control, or are under common control with a person. For this purpose, the meaning of the word "control" means the ownership, control or holding, direct or indirect of fifty percent (50%) or more of the securities or other ownership interests representing the equity, voting stock, preferred stock, general partnership, limited partnership or limited liability company interest of such entity.

1.2          “Commercialize” or “Commercialization” means any and all activities directed to the Development (as defined below) and commercialization of Licensed Product, including pre‐launch and post‐launch marketing, promoting, distribution, retailing or selling of Licensed Product (as well as importing and exporting activities in connection therewith). When used as a verb, “Commercialize” means to engage in Commercialization.

1.3          “Control” or “Controlled” means the legal authority or right (whether by ownership, license or otherwise) to: (i) with respect to any molecule or material, grant ownership of or a license or sublicense to use such molecule or material; (ii) with respect to any know‐how, patents, other intellectual property, grant ownership of or a license or

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a sublicense under such know‐how, patents, or intellectual property; or (iii) with respect to any proprietary or trade secret information, disclose such information; in each case without breaching the terms of any agreement with, obligation to or other arrangement with a third-party, or misappropriating the proprietary or trade secret information of a third-party.

1.4          “Confidential Information” means, subject to the exclusions of Section 5.1, all information that has or could have commercial value or other utility in a Party’s business, or the unauthorized disclosure of which could be detrimental to the Party’s interests, including confidential information, inventions, know-how, data and materials relating to Licensed Product, and shall include without limitation research, technical, development, manufacturing, marketing, financial, personnel and other business information and plans, whether in oral, written, graphic or electronic form.

1.5          “Develop” or “Development” means any and all research and development activities for Licensed Product conducted anywhere in the Territory on and after Effective Date relating to Licensed Product, including all nonclinical, preclinical and clinical activities, testing and studies of Licensed Product, manufacturing development, process development, toxicology studies, distribution of Licensed Product for use in clinical trials (including placebos and comparators), research and development of companion diagnostics for use in connection with clinical trials of Licensed Product as well as approved Licensed Product, statistical analyses, and the preparation, filing and prosecution of any NDA and obtaining or maintaining Regulatory Approvals for Licensed Product, as well as all regulatory affairs related to any of the foregoing. When used as a verb, “Develop” means to engage in Development.

1.6          “Effective Date” means the effective date of this Agreement as set forth in its first paragraph.

1.7          “First Commercial Sale” means the first sale of Licensed Product in the Territory by LICENSEE, its Affiliates or sublicensee, or a third-party distributor or wholesaler under contract with LICENSEE, its Affiliates or sublicensees.

1.8          “Field” means the treatment, prevention and diagnosis of human and veterinary diseases and conditions, including, but not limited to, social anxiety disorder (“SAD”).

1.9          “Improvements” means any inventions or discoveries that relate to Licensed Product, its manufacture, properties and applications and that fall within the scope of the Licensed Patents and Licensed Know-How.

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1.10         “Licensed Know‐How” means any and all unpatented and/or non-patentable technical data, documents, materials, samples and other information and know‐how that is Controlled by LICENSOR or any of its Affiliates as of the Effective Date or thereafter during the Term that relates to, or is otherwise reasonably necessary or reasonably useful for, the use, Development, manufacture, or Commercialization of the Product. Licensed Know-How shall not include Licensed Patents.

1.11          “Licensed IP” means the Licensed Patents and Licensed Know‐How and any Improvements controlled by LICENSOR.

1.12         “Licensed Patents” means any and all patents and patent applications that are Controlled by LICENSOR or any of its Affiliates as of the Effective Date or thereafter during the Term that: (a) are set forth in Schedule 1 to this Agreement; and/or (b) claim the composition of matter of, or the method of manufacturing, or using, Licensed Product; or (c) that otherwise relate to, or are reasonably necessary or reasonably useful for, the use, Development, manufacture or Commercialization of Licensed Product, including any related provisionals, divisionals, continuations, continuations-in-part, reissues and extensions, as well as all foreign patents and foreign patent counterparts, such as supplementary protection certificates, to the foregoing.

1.13         “Licensed Product” means any pharmaceutical formulation for intranasal administration containing as an active ingredient 3b-androsta-4,16-dien-3-ol.

1.14           “NDA” means a New Drug Application for regulatory approval to market and sell Licensed Product for the acute treatment of SAD that is filed with the U.S. Food and Drug Administration (“FDA”) or the European Medicines Agency (“EMEA”).

1.15         “NDA Approval” means an NDA approved by the FDA or EMEA that is not conditioned on any other event (or if NDA Approval is conditioned upon an event, then the occurrence of that event), provided, however, such other events shall specifically not include FDA or EMEA requirements to conduct post marketing studies and any requirement for such post marketing studies shall not be deemed to delay the Final Approval.

1.16         “Net Sales” means the gross amount collected by LICENSEE and its Affiliates and sublicensees for arm’s length sales or other transfers of the Licensed Product in countries in the Territory in which there is a Licensed Patent set forth in Schedule 1, to an end user or distributor of the Licensed Product, less the following:

(a)
customary trade, quantity, or cash discounts to the extent actually allowed and taken;

(b)
amounts repaid or credited by reason of rejection or return; and

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(c)
to the extent separately stated on purchase orders, invoices, or other documents of sale, any taxes or other governmental charges levied on the production, sale, transportation, delivery or use of the Licensed Product which is paid by or on behalf of LICENSEE; and outbound transportation costs prepaid or allowed and costs of insurance in transit.

For the avoidance of doubt, transfers of Licensed Product between any of LICENSEE, its Affiliates or sublicensees for sale by the transferee shall not be considered Net Sales.
Net Sales and LICENSEE’s obligation to pay royalties will be determined on a country‐by‐country basis starting with the first Commercial sale of such Licensed Product in such country and terminating upon the later to occur of either: (a) the expiration or other lapse in protection by the last Valid Patent Claim covering the approved Licensed Product in such country (the “End of Patent Protection”); or (b) the expiration or other lapse in protection of regulatory exclusivity covering the approved Licensed Product in such country (the “End of Regulatory Protection”) if granted and extending beyond the End of Patent Protection. Notwithstanding the status of patent or regulatory protection, Net Sales and LICENSEE’s obligation to pay royalties shall be considered as terminated upon the availability in such country of an approved generic version of the Licensed Product from an unlicensed third-party.

1.17                  “Territory” means all countries worldwide.

1.18                  “Valid Patent Claim” means a claim of the Licensed Patents that has not lapsed or become abandoned or been declared invalid or unenforceable by a court or agency of competent jurisdiction from which no appeal can be or is taken.

Article 2.                           GRANT OF LICENSE AND ACCESS

2.1          Exclusive License. LICENSOR grants LICENSEE a worldwide, exclusive license, even as to LICENSOR, with the right to sublicense, under the Licensed IP to Develop, Commercialize, make, have made, import, use, offer to sell, sell and have sold Licensed Product in the Field and in the Territory. Except for permitted Collaboration Activities, LICENSOR will not Develop or Commercialize in the Territory (i) any Licensed Product, or (ii) any product for the treatment of SAD.

2.2          Rights to Improvements. During the term of this Agreement, LICENSOR agrees to advise LICENSEE in writing on at least a semi-annual basis of any Improvements made by LICENSOR. Such LICENSOR Improvements shall become Licensed IP and be subject to the license right granted in Section 2.1; however, no additional royalty fees or other consideration shall be due for the use of such

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Improvements by LICENSEE. During the term of this Agreement, LICENSEE agrees to advise LICENSOR in writing on at least a semi-annual basis of any Improvements made by LICENSEE.

2.3          Right to Sublicense. LICENSEE will have the right to grant sublicenses under the license granted in Section 2.1 of this Agreement, through multiple tiers, to any Affiliate or third-party. Each sublicense of LICENSEE’s rights shall be in writing, shall be consistent with the terms and conditions hereof, and shall require the sublicensee, in granting any further sublicenses, to comply with LICENSEE’s sublicensing obligations hereunder as though such sublicensee were LICENSEE. If LICENSEE grants a sublicense to any third-party, then LICENSEE shall: (i) include in each such sublicense agreement terms that permit LICENSEE to comply with its obligations under this Agreement between LICENSOR and LICENSEE, including related to reporting sales of Licensed Product to LICENSOR; (ii) notify LICENSOR of such sublicense or amendment thereto within thirty (30) days after it becomes effective, including the identity of the sublicensee and the territory in which such rights have been sublicensed; (iii) at LICENSOR’s request, provide LICENSOR a copy of such sublicense agreement and amendment thereto (provided that LICENSEE may redact those provisions of such agreement or amendment that are unrelated to LICENSEE’s obligations under this Agreement); and (iv) use commercially reasonable efforts to enforce the terms of such sublicense agreement that relate to LICENSEE’s obligations under this Agreement.

2.4          Supply and Manufacturing. The Parties acknowledge and agree that, as of the Effective Date, LICENSOR is not subject to any obligations with a third- party regarding its current source of Licensed Product, and that LICENSEE shall be permitted to enter into a supply agreement with any third-party manufacturer to secure supply of Licensed Product for LICENSEE directly from such third-party manufacturer. In addition, LICENSOR acknowledges that, upon execution and delivery of the Agreement, LICENSEE shall receive all right, title and interest in LICENSOR’s existing inventory of Licensed Product, whether or not vialed, and all other materials related to the manufacture, formulation and vialing of Licensed Product.

2.5          Regulatory Matters; Right of Reference. LICENSOR will, within 30 days after notice from LICENSEE and at LICENSEE’s expense, (a) transfer ownership of and rights under its IND for the Licensed Product to LICENSEE, and (b) with input and direction from LICENSEE, complete all relevant activities related to such IND, including the submission of relevant notices to the FDA, in form and substance satisfactory to LICENSEE, as required for LICENSEE to assume such ownership and rights, as applicable. Promptly after the Effective Date, if requested by LICENSEE, LICENSOR will also (i) send letters (in form and substance satisfactory to LICENSEE) to the FDA and other Regulatory Authorities in the Territory indicating that any other Regulatory Documents are transferred to LICENSEE and that LICENSEE is the new owner of the Regulatory

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Documents as of the Effective Date, (ii) send letters to all applicable IRBs or other relevant entities and similar committees to direct product-related communications to LICENSEE commencing on the Effective Date, and (iii) provide to LICENSEE a copy of such letters. LICENSEE shall control all regulatory interactions and decisions relating to the Licensed Product in the Territory and shall hold the NDA and other regulatory approvals for the Licensed Product in the Territory. LICENSEE shall have the exclusive right to reference and use all information, know‐how, and data generated in LICENSOR’s prior and future SAD clinical trials and other development activities related to Licensed Product conducted by LICENSOR prior to and following the Effective Date of the Agreement in support of regulatory filings and regulatory approvals for the Licensed Product in the Territory.

2.6          Access to LICENSOR Employees. In order to permit the transfer of Licensed Know-How and otherwise to facilitate the development and commercialization of Licensed Product, LICENSOR agrees to permit LICENSEE reasonable access to those LICENSOR employees named as inventors of the Licensed Patents and other employees of LICENSOR who possess Licensed Know-How.

2.7          Joint Steering Committee. Upon the Effective Date, the Parties will establish a Joint Steering Committee (JSC) to provide strategic leadership for the development of Licensed Product. Dr. Louis Monti will be LICENSOR’s sole representative on the JSC. LICENSEE will share with LICENSOR, through Dr. Monti, copies of regulatory filings and study reports relating to Licensed Product as soon as practicable after they are made available to LICENSEE. For the avoidance of doubt, as between the Parties, LICENSEE will have the sole discretion and final decision-making authority on all matters considered by the JSC relating to the Development of Licensed Product.

Article 3.                           LICENSE FEE, ROYALTIES AND OTHER PAYMENTS

3.1          License Fee. In consideration of the grant of rights in Article 2 of this Agreement, as soon as practicable after the Effective Date, but no later than ten (10) business days after the Effective Date, LICENSEE will pay LICENSOR a one-time license fee of two million dollars ($2,000,000), which amount shall be payable solely in unregistered shares of common stock of LICENSEE. For avoidance of doubt, the Parties agree that the number of shares of LICENSEE common stock to be issued to LICENSOR shall be determined dividing the closing price of LICENSEE’s common stock on the Nasdaq Capital Market on the trading day immediately prior to the Effective Date into two million dollars ($2,000,000).

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3.2          Royalty on Licensed Product. In consideration of the grant of rights under Article 2 of this Agreement, LICENSEE will pay LICENSOR a royalty as a percentage of Net Sales generated by Licensee and/or its Affiliates in the Territory from the Commercial sale of Licensed Product in each calendar year during the Term until the End of Patent Protection, as follows:

●
[*****];

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[*****]; and

●
[*****].

Notwithstanding the foregoing royalty rates, LICENSEE will pay LICENSOR a reduced royalty that is [*****] of the stated rates for Net Sales in any country that are made after the End of Patent Protection but before the End of Regulatory Protection. In the event that LICENSEE or an Affiliate sublicenses its rights under this Agreement to a third-party, then LICENSEE will pay LICENSOR the foregoing percentages applied to any license fees and royalties received by LICENSEE or its Affiliate on Net Sales made by such sublicensee. For the avoidance of doubt, the monthly development support payments of Section 3.3 and the development and regulatory milestone payments of Section 3.4 shall remain owed to LICENSOR in full regardless of any sublicense.

3.3          Monthly Development Support Payment. At the end of each month, for a term of the first to occur of eighteen (18) months from the Effective Date or termination of the Agreement, LICENSEE will pay LICENSOR a development support payment of ten thousand dollars ($10,000). These monthly development support payments shall be creditable against royalties paid pursuant to Section 3.2.

3.4          Development and Regulatory-Based Milestone Payments. At such time as Licensed Product of LICENSEE (or its Affiliates or sublicensees) first achieves NDA Approval from the FDA and/or EMEA, as described below, LICENSEE will pay to LICENSOR the milestone payment specified below. The specified milestone payment(s) shall be made within twelve (12) months after the occurrence of the milestone event.

(a)          [*****] upon the LICENSEE’s NDA Approval by the FDA; and

(b)          [*****] upon the LICENSEE’s NDA Approval by the EMEA.

3.5          Mode of Payment. All royalty payments to LICENSOR hereunder shall be made on an annual basis, in connection with the annual sales report described in Section 4.3, by wire transfer of United States Dollars in the requisite amount to such bank account as LICENSOR may designate by notice to LICENSEE. Payments shall be free and clear of any taxes (other than withholding and other taxes imposed on LICENSEE), fees or charges, to the extent applicable. The amount of Net Sales in any country in the

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Territory outside of the United States shall be converted into United States Dollars, by applying the buying rate for the applicable day of conversion as published by Wall Street Journal on the last business day of the applicable period.

3.6          Third-Party Royalties. If LICENSEE is obligated to pay a royalty to one or more third-parties for Licensed Product, the royalty obligation of Section 3.2 shall be reduced by one half (1/2) of the third-party obligation effective on the date on which royalties are first due under the agreement with the third party. Notwithstanding the foregoing, in no event shall the royalty obligation under Section 3.2 be reduced below [*****].

3.7          Applicable Royalty. Only one royalty obligation shall be applicable to Licensed Product regardless of whether one or more Valid Patent Claims or regulatory exclusivity pertains. No royalty obligation shall be due under this Agreement in the event that a manufacturing sublicense is granted by LICENSEE, its Affiliates or sublicensees.

Article 4.                           OBLIGATIONS OF LICENSEE

4.1          Commercialization. LICENSEE agrees to use its reasonable best efforts to Develop and Commercialize Licensed Product in the Territory as soon as practicable, consistent with sound business practices and judgment.

4.2          Annual Progress Reports. LICENSEE shall provide LICENSOR with written annual reports within sixty (60) days after the end of each calendar year during the term of this Agreement to report on LICENSEE’s progress in developing and marketing Licensed Product. The obligation to submit such progress reports shall end upon the First Commercial Sale of Licensed Product.

4.3          Annual Sales Reports. LICENSEE shall provide LICENSOR with written annual reports within sixty (60) days after the end of each calendar year during the term of this Agreement to report on Net Sales.

4.4          Records. LICENSEE shall keep complete, accurate and correct records of Net Sales in sufficient and appropriate detail to determine the amount of royalties due to LICENSOR. Such records shall be available for inspection and maintained for a period of three (3) years after the payment of any such royalty. LICENSEE shall permit such books and records to be examined at a reasonable time during normal business hours by a certified public accountant chosen by LICENSOR and reasonably acceptable to LICENSEE for the purpose only of verifying the reports and payments required by this Agreement. Such examination shall be made at the expense of the LICENSOR.

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4.5         Compliance with Applicable Law. LICENSEE agrees to comply with all applicable federal, state and local laws that relate to the manufacture and sale of Licensed Product.

Article 5.                        CONFIDENTIALITY

5.1            Confidential Information. Except as expressly provided herein, the Parties agree that, for the term of this Agreement and for five (5) years thereafter, the receiving Party shall keep completely confidential and shall not publish or otherwise disclose and shall not use for any purpose except for the purposes contemplated by this Agreement any Confidential Information furnished to it by the disclosing Party pursuant to this Agreement, except to the extent that it can be established by the receiving Party by competent proof that such Confidential Information:

(a)            was already known to the receiving Party, other than under an obligation of confidentiality to the disclosing Party, at the time of disclosure;

(b)            was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party;

(c)            became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party in breach of this Agreement;

(d)            was subsequently lawfully disclosed to the receiving Party by a person other than a Party; or

(e)            was independently developed by the receiving Party.

5.2            Permitted Use and Disclosures. Each Party may use or disclose Confidential Information disclosed to it by the other Party, under substantially similar obligations of confidentiality, to the extent such use or disclosure is reasonably necessary in raising capital; negotiating marketing, manufacturing or product development arrangements; in connection with a potential sale of the company; defending litigation; complying with applicable governmental regulations or otherwise submitting information to tax or other governmental authorities; working with its outside accounting firm; provided, however, that if a Party is required to make any such disclosure of another Party's Confidential Information, other than pursuant to a confidentiality agreement, it will give reasonable advance notice to the latter Party of such disclosure and will use its best efforts to cooperate with the said latter Party’s attempts to secure confidential treatment of such information (including the significant financial terms of this Agreement) prior to its disclosure (whether through protective orders or otherwise) and

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disclose such information only to the minimum extent necessary to comply with such requirements.

Article 6.                        PATENTS

6.1            LICENSOR Licensed Patents. LICENSEE shall prepare, file, prosecute and maintain the Licensed Patents in the Territory at LICENSEE’s expense. LICENSEE agrees to keep LICENSOR fully advised of the status of all Licensed Patents; and will provide LICENSOR with a reasonable opportunity to comment on the preparation, filing, prosecution, maintenance, and seeking extensions of the Licensed Patents. LICENSOR agrees to cooperate with LICENSEE in such patent-related activities at LICENSEE’s reasonable request and expense.

Article 7.                        INFRINGEMENT

7.1            Notice of Infringement by Third Parties. In the event that any third-party infringement of any of the Licensed Patents comes to the attention of either Party to this Agreement, that Party shall promptly notify the other Party.

7.2            Actions for Infringement. If any Valid Claim of the Licensed Patents is infringed by a third party in the Territory, LICENSEE shall have the right and option, but not the obligation, to commence appropriate legal action to enjoin such infringement, at LICENSEE’s expense, against such third-party in the name of LICENSOR, its Affiliates or assignees. If LICENSEE fails to initiate such action within ninety (90) days after being notified of the infringement, LICENSOR shall have the right, but not the obligation, to undertake such action at its own expense, and LICENSEE agrees to cooperate with LICENSOR, at LICENSOR’s expense. LICENSEE shall promptly notify LICENSOR of any infringement action that it brings pursuant to this Article 7, and shall keep LICENSOR informed as to the prosecution of any action for each such infringement. In either case, the other Party may participate in such infringement action at its own expense and may be represented by counsel of its choice.

7.3            Recovery of Damages. Any damages or awards resulting from the prosecution of such infringement claims shall be applied first, to reimburse the prosecuting party for its costs and expenses, and second to reimburse the participating party for its costs and expenses, with any balance to be shared by the Parties in proportion to their respective economic losses from such infringement. No settlement, consent judgment or other voluntary final disposition which would adversely affect the Licensed Patents may be entered into by LICENSOR without the consent of LICENSEE, which consent shall not be unreasonably withheld.

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7.4           Cooperation. Each of the Parties shall cooperate with the others in respect of any claim or action relating to the Licensed Patents, such cooperation to include, without limitation, making available, upon reasonable request, such of its employees, records, papers, information, samples, specimens and the like as may be reasonably requested by the other Party.

7.5            Infringement of Third-Party Patents. In the event that either Party becomes aware that LICENSEE’s activities pursuant to the Agreement might infringe the patents of any third party, that Party shall promptly notify the other Party. In such event, the Parties agree to discuss in good faith how to respond to such potential infringement liability. Absent agreement to the contrary, LICENSEE shall have the right and option, but not the obligation, to defend against any asserted infringement challenge at its own expense and in the name of LICENSOR, its Affiliates or assignees. Neither Party has the right to accept any judgment or enter into any settlement or otherwise dispose of any infringement claim made by a third party without the prior written consent of the other Party (which consent shall not be unreasonably withheld, conditioned or delayed).

Article 8.                        REPRESENTATIONS AND WARRANTIES

8.1            Authority. Each Party represents and warrants that it has the full right, power and authority to execute, deliver and perform its obligations pursuant to this Agreement.

8.2            No Conflicts. Each Party represents and warrants that the execution, delivery and performance of this Agreement does not conflict with, or constitute a breach or default under any of its charter or organizational documents, any law, order, judgment or governmental rule or regulation applicable to it, or any material agreement, contract, commitment or instrument to which it is a party.

8.3            No Existing Third-Party Rights. The Parties represent and warrant that their obligations under this Agreement are not encumbered by any rights granted by either Party to any third parties, and that to their knowledge no third party has made any claim or asserted any right to the Licensed IP or Licensed Product including pending, settled or threatened litigation or regulatory challenges.

8.4            Continuing Representations. The representations and warranties of each Party contained in this Article 8 shall survive the execution and delivery of this Agreement and shall remain true and correct at all times during the term of this Agreement with the same effect as if made on and as of such later date.

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8.5            Disclaimer of Warranties. LICENSOR MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OR CONDITIONS OF ANY KIND, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO LICENSED PRODUCT INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

8.6            Patent Warranties by LICENSOR. (a) LICENSOR does not know of any United States patent or patent application, or foreign counterpart, whether or not owned or licensed to LICENSOR, that might be infringed by the exercise by LICENSEE of its rights to Licensed Product under this Agreement other than Licensed Patents. (b) LICENSOR warrants that it has obtained from the inventors of the Licensed IP valid and enforceable agreements assigning to LICENSOR each such inventor’s entire right, title and interest under the applicable employee intellectual property law. (c) LICENSOR does not know of any reason why the Licensed Patents would be unallowable, invalid or unenforceable. (d) It is expressly understood, however, that in making the conveyances and grants under this Agreement, with the exception of the foregoing provisions of this paragraph, LICENSOR makes no representations, extends no warranties, express or implied, and assumes no responsibilities whatsoever, with respect to the scope or validity of any Licensed Patents, or relating to any use of Licensed Product as being free from infringement of patents other than Licensed Patents.

Article 9.                        TERM AND TERMINATION

9.1            Term. This Agreement will begin on the Effective Date and expire on a country‐by‐country basis on the date that Net Sales end in such country. For the avoidance of doubt, following such expiration, the license in such country will be fully paid up, irrevocable and perpetual.

9.2            Termination by LICENSEE for Convenience. LICENSEE may terminate this Agreement without cause upon one hundred eighty (180) days written notice to LICENSOR, in the entire Territory or on a country-by-country basis.

9.3            Termination for Breach. The failure by a Party to comply with any of the material obligations contained in this Agreement shall entitle the Party not in default to give notice to have the default cured. If such default is not cured within sixty (60) days after the receipt of such notice, or diligent steps are not taken to cure if by its nature such default could not be cured within sixty (60) days, the Party not in default shall be entitled, without prejudice to any of its other rights conferred on it by this Agreement, and in addition to any other remedies that may be available to it, to terminate this Agreement, provided, however, that such right to terminate shall be stayed in the event that, during such 60 day period, the Party alleged to have been in default shall have: (i) initiated

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arbitration in accordance with Section 10.1, below, with respect to the alleged default, and (ii) diligently and in good faith co-operated in the prompt resolution of such arbitration proceedings.

9.4            No Waiver. The right of a Party to terminate this Agreement, as hereinabove provided, shall not be affected in any way by its waiver or failure to take action with respect to any prior default.

9.5.            Insolvency or Bankruptcy. Either Party may, in addition to any other remedies available under this Agreement, terminate this Agreement by written notice to the other Party in the event the latter Party shall have become insolvent or bankrupt, or shall have an assignment for the benefit of its creditors, or there shall have been appointed a trustee or receiver of the other Party or for all or a substantial part of its property or any case or proceeding shall have been commenced or other action taken by or against the other Party in bankruptcy or seeking reorganization, liquidation, dissolution, winding-up, arrangement or readjustment of its debts or any other relief under any bankruptcy, insolvency, reorganization or other similar act or law of any jurisdiction now or hereafter in effect, or there shall have been issued a warrant of attachment, execution, distraint or similar process against any substantial part of the property of the other Party, and any such event shall have continued for 90 days undismissed, unbonded and undischarged.

9.6            Effect of Termination by LICENSEE Pursuant to Section 9.2. On termination of this Agreement by LICENSEE pursuant to Section 9.2 in any given country, within 30 days after notice from LICENSOR and at LICENSOR’s expense, LICENSEE will, for such country: (a) transfer ownership of and rights under any regulatory filings in such country for the Licensed Product, including any applicable IND transferred by LICENSOR to LICENSEE under Section 2.5, to LICENSOR, and (b) with input and direction from LICENSOR, complete all relevant activities related to such regulatory filings, including the submission of relevant notices to the relevant Regulatory Authorities, in form and substance satisfactory to LICENSOR, as required for LICENSOR to assume such ownership and rights, as applicable. Promptly after such termination, if requested by LICENSOR, LICENSEE will also (i) send letters (in form and substance satisfactory to LICENSOR) to the FDA and other Regulatory Authorities in such country indicating that any other Regulatory Documents are transferred to LICENSOR and that LICENSOR is the new owner of the Regulatory Documents as of the Effective Date, (ii) send letters to all applicable IRBs or other relevant entities and similar committees to direct product-related communications to LICENSOR commencing on the date of termination, and (iii) provide to LICENSOR a copy of such letters. LICENSEE will also grant to LICENSOR an irrevocable, fully-paid license in such country to all Improvements made by LICENSEE and its Affiliates.

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VISTAGEN THERAPEUTICS, INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY [*****], BE AFFORDED CONFIDENTIAL TREATMENT. VISTAGEN THERAPEUTICS, INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

9.7            Limitation on Remedies. LICENSEE’s remedies for uncured material breach by LICENSOR shall be limited to (1) termination of this Agreement, in the entire Territory or on a country-by-country basis, and/or (2) the right to claim damages caused by that breach solely from LICENSOR. LICENSEE waives any rights against any former officer or director of LICENSOR in their capacity as such, as of the Effective Date, and against any current or former shareholder of LICENSOR, in their capacity as such, including any current or former holder of convertible notes of LICENSOR (collectively, the “Waived Parties”). LICENSEE agrees that it will initiate no dispute resolution proceeding against the Waived Parties; and no arbitration panel appointed under Article 10 shall have the ability to make any award against the Waived Parties.

9.8            Survival of Obligations. The termination of this Agreement shall not relieve the Parties of any obligations accruing prior to such termination, and any such termination shall be without prejudice to the rights of either Party against the other, subject to the limitations of Section 9.7 above. The provisions of Sections 4.3 to 4.5, Articles 5, 7, 8, 10 and 11 shall survive any termination of this Agreement.

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VISTAGEN THERAPEUTICS, INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY [*****], BE AFFORDED CONFIDENTIAL TREATMENT. VISTAGEN THERAPEUTICS, INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

Article 10.                                  DISPUTE RESOLUTION

10.1            Dispute Resolution. Any dispute concerning or arising out of this Agreement or concerning the existence or validity hereof, shall be determined by the following procedure.

(a) Both Parties understand and appreciate that their long-term mutual interest will be best served by affecting a rapid and fair resolution of any claims or disputes which may arise out of services performed under this contract or from any dispute concerning the terms of this Agreement. Therefore, both Parties agree to use their best efforts to resolve all such disputes as rapidly as possible on a fair and equitable basis. Toward this end both Parties agree to develop and follow a process for presenting, rapidly assessing, and settling claims on a fair and equitable basis which takes into account the precise subject and nature of the dispute.

(b) If any dispute or claim arising under this Agreement cannot be readily resolved by the Parties pursuant to the process described above, the Parties agree to refer the matter to a panel consisting of the Chief Executive Officer (“CEO”) of each Party for review and a non-binding resolution. A copy of the terms of this Agreement, agreed upon facts (and areas of disagreement), and concise summary of the basis for each side’s contentions will be provided to both such CEOs who shall review the same, confer, and attempt to reach a mutual resolution of the issue.

(c) If the matter has not been resolved utilizing the foregoing process, and the Parties are unwilling to accept the non-binding decision of the indicated panel, either or both Parties may elect to pursue definitive resolution through binding arbitration, which the Parties agree to accept in lieu of litigation or other legally available remedies (with the exception of injunctive relief where such relief is necessary to protect a Party from irreparable harm pending the outcome of any such arbitration proceeding). Binding arbitration shall be settled in accordance with the Rules of Conciliation and Arbitration of the International Chamber of Commerce by a panel of three arbitrators chosen in accordance with said Rules. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of California without regard to the conflicts of laws provision thereof. The arbitration will be held in San Francisco, California, if initiated by LICENSEE or LICENSOR. Judgment upon the award rendered may be entered in any court having jurisdiction and the Parties hereby consent to the said jurisdiction and venue, and further irrevocably waive any objection which either Party may have now or hereafter to the laying of venue of any proceedings in said courts and to any claim that such proceedings have been brought in an inconvenient forum, and further irrevocably agrees that a judgment or order in any such proceedings shall be conclusive and binding upon the Parties and may be enforced in the courts of any other jurisdiction thereof.

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VISTAGEN THERAPEUTICS, INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY [*****], BE AFFORDED CONFIDENTIAL TREATMENT. VISTAGEN THERAPEUTICS, INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

Article 11.                                  INDEMNIFICATION

11.1            Indemnification of LICENSEE. LICENSOR shall indemnify and defend LICENSEE and its Affiliates, and the directors, officers, employees, agents and counsel of LICENSEE and such Affiliates, and the successors and assigns of any of the foregoing (the “LICENSEE Indemnitees”), and hold the LICENSEE Indemnitees harmless from and against any and all claims, liabilities, damages, losses, costs or expenses (including reasonable attorneys’ fees and professional fees and other expenses of litigation) (collectively, “Losses”) resulting from any claim, suit or proceeding brought by a third party against a LICENSEE Indemnitee, arising from or occurring as a result of any breach of a representation or warranty by LICENSOR or of a material obligation of LICENSOR under this Agreement or the negligence or willful misconduct of LICENSOR in connection with the performance of its obligations under this Agreement, except to the extent caused by the negligence or willful misconduct of LICENSEE.

11.2            Indemnification of LICENSOR. LICENSEE shall indemnify and defend LICENSOR and its Affiliates and the directors, officers, employees, agents and counsel of LICENSOR and such Affiliates and the successors and assigns of any of the foregoing (the “LICENSOR Indemnitees”), and hold the LICENSOR Indemnitees harmless from and against any and all Losses resulting from any claim, suit or proceeding brought by a third party against a LICENSOR Indemnitee, arising from or occurring as a result of any breach of a representation or warranty by LICENSEE or of a material obligation of LICENSEE under this Agreement; the use, handling, storage, disposal or experimentation with Licensed Product by LICENSEE; the negligence or willful misconduct of LICENSEE in connection with the performance of its obligations under this Agreement; or the manufacture, import, use, offer for sale or sale of Licensed Product, except to the extent caused by the negligence or willful misconduct of LICENSOR.

11.3            Procedure. A Party (the “Indemnitee”) that intends to claim indemnification under this Article 11 shall promptly notify the other Party (the “Indemnitor”) in writing of any Loss in respect of which the Indemnitee intends to claim such indemnification, and the Indemnitor shall have the right to participate in, and, to the extent the Indemnitor so desires, to assume the defense thereof with counsel mutually satisfactory to the Parties; provided, however, that an Indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnitor, if representation of such Indemnitee by the counsel retained by the Indemnitor would be inappropriate due to actual or potential differing interests between such Indemnitee and the Indemnitor in such proceeding. The Indemnitor shall control the defense and/or settlement of any such Loss, and the indemnity agreement in this Article 11 shall not apply to amounts paid in connection with any Loss if such payments are made without the consent of the Indemnitor, which consent shall not be withheld unreasonably. The

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VISTAGEN THERAPEUTICS, INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY [*****], BE AFFORDED CONFIDENTIAL TREATMENT. VISTAGEN THERAPEUTICS, INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

failure to deliver written notice to the Indemnitor within a reasonable time after the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such Indemnitor of any liability to the Indemnitee under this Article 11. At the Indemnitor’s request, the Indemnitee under this Article 11, and its employees and agents, shall cooperate fully with the Indemnitor and its legal representatives in the investigation of any Loss covered by this indemnification and provide true, correct and complete information with respect thereto.

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VISTAGEN THERAPEUTICS, INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY [*****], BE AFFORDED CONFIDENTIAL TREATMENT. VISTAGEN THERAPEUTICS, INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

11.4            Insurance. LICENSEE will procure and maintain insurance issued by a reputable insurance company, which policy will insure against any and all claims, liabilities, costs, fees and expenses resulting from or caused by (or claimed to be resulting from or caused by) use of the Licensed Product in the Territory, with a limit of liability per occurrence of at least an amount equal to Ten Million U.S. Dollars (US$ 10 million). It is understood that such insurance will not be construed to create a limit of LICENSEE’s liability with respect to its indemnification obligations under Section 11.2. LICENSEE will provide LICENSOR with written evidence of such insurance upon request, and will provide LICENSOR with written notice at least 30 days prior to the cancellation, non-renewal or material change in such insurance.

Article 12.                                  MISCELLANEOUS

12.1            Governing Law. This Agreement and any dispute arising from the performance or breach hereof shall be governed by and construed and enforced in accordance with the laws of the State of California as applied to disputes involving parties located entirely within the State and also without reference to the State’s conflicts of laws principles.

12.2            Waiver. Neither Party may waive or release any of its rights or interests in this Agreement except in writing. The failure of either Party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition.

12.3            Assignability. Neither Party may assign its rights under this Agreement without the prior written consent of the other Party, such consent not to be unreasonably withheld. Notwithstanding the foregoing, LICENSEE may assign it rights under this Agreement to a successor in connection with a merger, consolidation, spin-off or sale of all or substantially all of its assets or that portion of its business pertaining to subject matter of this Agreement, without prior written consent of LICENSOR.

12.4            Notices. All notices, requests and other communications hereunder shall be in writing and shall be personally delivered or sent by courier or by registered or certified mail, return receipt requested, postage prepaid, in each case to the respective address specified below, or such other address as may be specified in writing to the other Parties hereto:

LICENSEE:                                       VistaGen Therapeutics, Inc.
343 Allerton Avenue
South San Francisco, CA 94080

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VISTAGEN THERAPEUTICS, INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY [*****], BE AFFORDED CONFIDENTIAL TREATMENT. VISTAGEN THERAPEUTICS, INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

Phone: 650-577-3600
Fax: 888-482-2602

ATTN: Shawn Singh, Chief Executive Officer
with a required copy to:

Reid Adler, Esq.
Law Office of Reid G. Adler, JD
4800 Hampden Lane, Suite 200
Bethesda, MD 20814
Phone: (240)-599-1200
Fax: (240)-599-1200

LICENSOR:                                       Pherin Pharmaceuticals, Inc.
PO Box 4081
Los Altos, CA 94024

Phone: 650-297-1484

ATTN: Dr. Louis Monti, Executive VP

with a required copy to:

Sam L. Nguyen, Esq.
Hamilton, DeSanctis & Cha, LLP
3239 El Camino Real, Suite 220
Palo Alto, CA 94306

Phone: 650-565-8738

12.5            Force Majeure. Neither Party shall be liable to the other for failure or delay in the performance of any of its obligations under this Agreement for the time and to the extent such failure or delay is caused by riots, civil commotions, wars, hostilities between nations, embargoes, actions by a government or any agency thereof, acts of God, storms, fires, accidents, sabotage, explosions or other similar or different contingencies, the damage or harm resulting from any or all of which, in each case, shall be beyond the reasonable control of the Party invoking this Section 12.5 and not attributable to the negligence or willful misconduct of the Party invoking this Section 12.5. The Party affected by force majeure shall provide the other Party with full particulars thereof as soon as it becomes aware of the same (including its best estimate of the likely extent and

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duration of the interference with its activities), and will use reasonable efforts to overcome the difficulties created thereby and to resume performance of its obligations as soon as practicable. If the performance of any obligation under this Agreement is delayed owing to a force majeure event for any continuous period of more than six (6) months, the Parties hereto shall consult with respect to an equitable solution, including the possible termination of this Agreement.

12.6            Independent Contractor. Both Parties are independent contractors under this Agreement. Nothing contained in this Agreement is intended nor is to be construed so as to constitute LICENSOR or LICENSEE as partners or joint venturers with respect to this Agreement. Neither Party shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other Party or to bind the other Party to any other contract, agreement, or undertaking with any Third Party.

12.7            Use of Name. The Parties may disclose the existence and general natures of this Agreement, and LICENSEE may use the name of LICENSOR for promotional and regulatory compliance purposes, as necessary and appropriate to advance Development of Licensed Product.

12.8            Trademarks. Nothing contained in this Agreement shall be construed as conferring any right to use in advertising, publicity or other promotion activities any name, trade name, trademark or other designation of any Party (including any contraction, abbreviation or simplification of any of the foregoing). LICENSEE, its Affiliates and sublicensees shall have the right to market Licensed Product under their own labels and trademarks. LICENSEE agrees to mark and have its Affiliates and sublicensees mark all Licensed Product that they sell or distribute pursuant to this Agreement in accordance with the applicable statute or regulations in the country or countries of manufacture and sale thereof.

12.9            Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision, so long as the Agreement, taking into account said voided provision(s), continues to provide the Parties with the same practical economic benefits as the Agreement containing said voided provision(s) did on the date of this Agreement. If, after taking into account said voided provision(s), the Parties are unable to realize the practical economic benefit contemplated on the date of this Agreement, the Parties shall negotiate in good faith to amend this Agreement to reestablish the practical economic benefit provided the Parties on the date of this Agreement.

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VISTAGEN THERAPEUTICS, INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY [*****], BE AFFORDED CONFIDENTIAL TREATMENT. VISTAGEN THERAPEUTICS, INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

12.10                       No Implied Licenses. No rights or licenses with respect to any LICENSOR patents or know-how, other than as explicitly identified above, are granted or deemed granted hereunder or in connection herewith other than those rights expressly granted in this Agreement.

12.11                       Complete Agreement. This Agreement, including Schedule 1, shall constitute the entire agreement, both written and oral, between the Parties with respect to the subject matter hereof, and all prior agreements respecting the subject matter hereof, either written or oral, expressed or implied, are merged and canceled, and are null and void and of no effect. No amendment or change hereof or addition hereto shall be effective or binding on either of the Parties hereto unless reduced to writing and duly executed on behalf of both Parties.

12.12                       Headings. The captions to the sections and articles in this Agreement are not a part of this Agreement but are included merely for convenience of reference only and shall not affect its meaning or interpretation.

12.13                       Counterparts and Signatures. This Agreement may be executed in counterparts, or facsimile versions, each of which shall be deemed to be an original, and both of which together shall be deemed to be one and the same agreement. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

12.14                       Binding Effect. This Agreement and the license granted herein shall be binding upon and shall inure to the benefit of LICENSOR, LICENSEE and their successors and permitted assigns.

12.15                       Advice of Counsel and Expenses. LICENSEE and LICENSOR have each consulted with counsel of their choice regarding this Agreement, and each acknowledges and agrees that this Agreement shall not be deemed to have been drafted by one party or another and will be construed accordingly. Except as otherwise expressly provided in this Agreement, each Party shall pay the fees and expenses of its respective attorneys and all other expenses and costs incurred by such Party incidental to the negotiation, preparation, execution and delivery of this Agreement.

12.16                       Further Assurance. Each Party shall perform all further acts and execute and deliver such further documents as may be necessary or as the other Party may reasonably require to give effect to this Agreement.

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VISTAGEN THERAPEUTICS, INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY [*****], BE AFFORDED CONFIDENTIAL TREATMENT. VISTAGEN THERAPEUTICS, INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their authorized representatives as of the date first above written.

VistaGen Therapeutics, Inc.                                                                           Pherin Pharmaceuticals, Inc.

By: /s/ Shawn Singh                                                                                       By: /s/ Louis Monti

Name: Shawn Singh                                                                                       Name: Louis Monti

Title: Chief Executive Officer                                                                        Title: Executive Vice President

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VISTAGEN THERAPEUTICS, INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY [*****], BE AFFORDED CONFIDENTIAL TREATMENT. VISTAGEN THERAPEUTICS, INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

Schedule 1: LICENSOR Patent Rights

Patents to which LICENSOR grants LICENSEE exclusive rights under Section 2.1:

[*****]

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VISTAGEN THERAPEUTICS, INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY [*****], BE AFFORDED CONFIDENTIAL TREATMENT. VISTAGEN THERAPEUTICS, INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.